Agreement on Advertising Cooperation

Party A: Fen Mei Advertising (Beijing) Co., Ltd.
Address: Room 426, Lanbao building, No.1 Shengguzhonglu, Dongcheng District, Beijing, China

Party B: Shenzhen Netmusic Technology Limited
Address: Room 1411, Kaiyuan Building, Beihuan Rd, Futian District, Shenzhen, China

In order to achieve ultimate mutual benefit and win-win outcome, Part A and Part B, after friendly consultation and based on principle of resources sharing and mutual support of advantages, reaches the following Agreement on Online Promotion:

1. Effective date and validity of Contract
Effective date: as of the date of signing of “Contract for Advertising” (hereinafter referred to as “Contract”) by the Parties.
Validity of Contract: September 1, 2007 to October 31, 2007.

2. Ways and rates of promotion
Party A promotes its website www.17try.com.cn via www.sogua.com, the latter owned and operated by Party B. There are 3 types of promotion:
2.1 Promotion through channel cooperation: Part B adds Party A’s website link on the Information Section of its website.
2.2 Direct Mail: 500,000 active email addresses will be selected from Party B’s website and Party A’s content will be pushed to them.
Rates of promotion:
2.3 Promotion through channel cooperation: RMB150, 000/month.
2.4 Direct mail: RMB100, 000/month, or 500,000emails/month at RMB 0.2/email.

3. Settlement
Terms of Payment:
3.1	The cost of Advertising should be paid in full prior to October 31, 2007.
3.2	Monthly check and confirmation shall be conducted by the Parties.
3.3	Invoice shall be issued to Party A by Party B.

4. Liability of both Parties
Liability of Party A
4.1 Party A pledges to be the legal operator or franchiser of the products and services Party A promotes.
4.2 Party A ensures that the content of its advertisements linked to Party B’s website is true, not against ADVERTISEMENT LAW OF THE PEOPLE'S REPUBLIC OF CHINA(“ADVERTISEMENT LAW”) or any relevant laws, regulations, policies, public moralities, or any third Party’s lawful rights, and that it will not conduct any misleading or false publicization for its products or services. In case Party A violates this commitment and causes any dispute, Party A is responsible for the resolution.

4.3 Party A undertakes to provide real statistics of effect to Party B as per stipulated in the Contract
4.4 Party A undertakes to make punctual payment to Party B, as per stipulated in the Contract.

Liability of Party B
4.5 Party B’s website shall be under its closest supervision and no activities shall be carried out, nor shall any no information or content be posted on it which are prohibited by Chinese laws and legislations.
4.6 Party B pledges not to make any replacement to Party A’s Advertisement Links or add any other products or services to its own website which are not specified in Contract.
4.7 Party B is responsible for the management of advertisement posting within the term of Contract and in accordance with Contract clauses.

5. Liability for breach of Contract
As per Clause 3 of this Agreement, either Party is liable for its inability to fulfill the Contract:
5.1 Within the duration of Agreement, neither Party shall cancel the advertising unless permitted by the other Party in writing, and the canceling Party shall compensate the other Party otherwise as per any specific clause(s) of a given project order.
5.2 Within the duration of Agreement, either Party shall undertake the relevant liability stipulated in CONTRACT LAW OF THE PEOPLE’S REPUBLIC OF CHINA (“CONTRACT LAW”) if the non-execution of its liability is unjustifiable.

6. Exemption Clauses:
6.1 “Force Majeure” is an occurrence that neither of the contracting parties is able to control, foresee or avoid even if it’s foreseeable, which restricts, affects or delays one Party from fulfilling all or part of its obligations. Such an occurrence includes but is not limited to acts of Government, natural disasters, computer viruses, hacker attacks, network failures, as well as service latency, failures or any other similar problems caused by network providers, network device providers or network technology providers.
6.2 In the event of Force Majeure, the affected Party shall notify the other Party in writing with no delay, explain the possible negative influence of the occurrence on this Agreement, and provide relevant evidence within a reasonable period of time.
6.3 The affected Party may suspend the performance of his obligations under the Contract until the removal of the influence of Force Majeure, and in that case it is not liable for breach of Contract, but shall exert every effort to minimize the negative impact.
6.4 During the term of the Contract, neither Party shall cancel the advertising without the permission of the other Party. Should a Party cancel the advertising unilaterally, that Party is obliged to pay the other Party 200% of the total value of all the products Party A advertises on Party B’s website as liquidated damages.
If the situation of either Party suits Clause 53 of CONTRACT LAW OF THE PEOPLE’S REPUBLIC OF CHINA, the “Exemption Clauses” become null and void.

7. Protection of intellectual property and business secrets
Refer to the Non-Disclosure Agreement signed by the Parties.

8. Alteration of Contract
The Contract can be altered and transferred through consultation by both Parties as per Clause 77 of CONTRACT LAW.

9. Resolution of Disputes
9.1 Friendly consultation prevails when disputes arise.
9.2 In case consultation fails, both parties can turn to the local courts of jurisdiction for civil mediation or litigation. Court decisions are conclusive.
9.3 Court cost shall be at the expense of losing Party, unless otherwise stipulated.

10. Others
10.1 This Agreement is made out in duplicate and in simplified Chinese.
10.2 This Agreement is a letter of intent in which expenses are calculated by ADM result.
10.3 For issues not stipulated in this Agreement, Party A and Party B may sign a supplementary agreement through future consultations. Contract details in specific project orders shall be in accordance with the clauses in this Agreement and bound to relevant clauses of CONTRACT LAW.
10.4 This Agreement is signed on October 15, 2007 with stamps of both Parties and signatures of their representatives. This Agreement takes effect as of the date of signing.

Party A: Fen Mei Advertising (Beijing) Co., Ltd

Address: Room 426, Lanbao building, No.1 Shengguzhonglu, Dongcheng District, Beijing, China
Stamp:	Signature:
Tel: 010-82600117	Fax: 010-82600117

Party B: Shenzhen Netmusic Technology Limited

Address: Room 1411, Kaiyuan Building, Beihuan Rd, Futian District, Shenzhen, China
Stamp:	Signature:
Tel: 0755-83546800	Fax: 0755-83546660